Exhibit 99.1

Press Release
www.shire.com

Block Listing Six Monthly Return

May 26, 2015 - Shire plc (LSE: SHP, NASDAQ: SHPG)

Name of applicant:		Shire plc
Name of scheme:		2000 Executive Share Option Scheme
Period of return:	From:	November 23, 2014	To:	May 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		3,406,623
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		Nil
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		3,406,623*

*There are no further awards outstanding under the 2000 Executive Share Option Scheme and therefore these shares have been cancelled.

Name of applicant:		Shire plc
Name of scheme:		Shire Sharesave Scheme
Period of return:	From:	November 23, 2014	To:	May 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		207,758
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		4,207
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		203,551

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Name of applicant:		Shire plc
Name of scheme:		Shire Portfolio Share Plan
Period of return:	From:	November 23, 2014	To:	May 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		1,138,214
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		2,000,000
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		1,353,145
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		1,785,069

Name of applicant:		Shire plc
Name of scheme:		Shire Employee Stock Purchase Plan
Period of return:	From:	November 23, 2014	To:	May 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		524,710
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		2,373
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		522,337

Name of applicant:		Shire plc
Name of scheme:		Shire Long Term Incentive Plan 2015
Period of return:	From:	May 13, 2015	To:	May 22, 2015
Balance of unallotted securities under scheme(s) from previous return:		Nil
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		3,000,000
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		Nil
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		3,000,000

Name of contact:	Tony Guthrie, Deputy Company Secretary
Address of contact:	Hampshire International Business Park Basingstoke, Hampshire, RG24 8EP
Telephone number of contact:	01256 894746

For further information please contact:

Investor Relations

Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

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